FOURTH AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT

         This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of July 26, 2005 (this "Amendment"), is by and among KAMAN CORPORATION, a Connecticut corporation (the "Company"), the various financial institutions as are or may become parties hereto (collectively, the "Banks"), and THE BANK OF NOVA SCOTIA ("Scotia Bank") and BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank) (individually, a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents") for the Banks.

         WHEREAS, the Company, the Co-Administrative Agents and the Banks are parties to a certain Revolving Credit Agreement, dated as of November 13, 2000 (as amended and in effect from time to time, the "Credit Agreement");

         WHEREAS, the Company has advised the Co-Administrative Agents and the Banks that the Company has entered into an agreement with certain members of the Kaman family that contemplates a Recapitalization (as defined below).

         WHEREAS, the consummation of the Recapitalization requires that the Company amend the Credit Agreement.

         WHEREAS, the Company has requested that the Majority Banks amend the Credit Agreement to permit the Recapitalization, and the Majority Banks have agreed to make such amendments subject to the satisfaction of the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Defined Terms. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         Section 2. Amendments to the Credit Agreement. Subject to the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows:

         (a) Section 5.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following Section 5.7:

         "Section 5.7 Affiliate Transactions. Enter into any transaction with any Affiliate, except upon fair, reasonable and arm's-length terms, provided that nothing in this Section 5.7 shall prohibit the Recapitalization."


         (b) Section 9.2 of the Credit Agreement is hereby amended by deleting the definition of "Change in Control" and restating it in its entirety as follows:

         "Change of Control" means an event or series of events by which, following January 1, 2005:

              (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

              (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause
         (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

              (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities;

         provided, that, notwithstanding the foregoing, an event that would otherwise constitute a Change of Control under clause (a) or (c) above shall be deemed not to have occurred for so long, but only for so long, as Charles H. Kaman, his wife, their descendents and partnerships or trusts in which they are the sole beneficial owners or beneficiaries continue to own and have the sole right to direct the voting of securities representing at least a majority of the combined voting power of such securities.

              (c) Section 9.2 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical sequence:

              "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified."

              "Company Letter" means the letter dated the date hereof from the Company to the Co-Administrative Agents and the Banks, relating to the recapitalization of the Company.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto."

              "Recapitalization" means either (i) the "Current
         Recapitalization Proposal", or (ii) the "Substitute Recapitalization Proposal", each as defined in the Company Letter.

         Section 3. Conditions to Effectiveness. This Amendment shall be deemed to be effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

              (a) receipt by the Co-Administrative Agents of a counterpart signature page to this Amendment duly executed and delivered by the Company, the Co-Administrative Agents and the Majority Banks;

              (b) such other documents as the Co-Administrative Agents, for the benefit of the Banks and the Co-Administrative Agents, may reasonably request.

        Section 4. Representations and Warranties. The Company hereby represents and warrants to the Banks as follows:

              (a) Representation and Warranties in the Credit Agreement. The representations and warranties of Company contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Credit Agreement and the other Credit Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Company, or to the extent that such representations and warranties relate expressly to an earlier date.

              (b) Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement, the other Credit Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Credit Documents to the Credit Agreement or any other Credit Document shall hereafter refer to the Credit Agreement or any other Credit Document as amended hereby.

              (c) Authority, Etc. The execution and delivery by the Company of this Amendment and the performance by the Company of all of its agreements and obligations under the Credit Agreement and the other Credit Documents as amended hereby are within the corporate authority of the Company and have been duly authorized by all necessary corporate action on the part of the Company.

              (d) Enforceability of Obligations. This Amendment and the Credit Agreement and the other Credit Documents as amended hereby constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

              (e) No Default. No Default or Event of Default has occurred and is continuing. ss.5. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of any Bank or the Company under the Credit Agreement or the other Credit Documents.

         Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

         Section 7. Expenses. Pursuant to Section 10.1 of the Credit Agreement, all costs and expenses incurred or sustained by the Co-Administrative Agents in connection with this Amendment, including the fees and disbursements of legal counsel for the Co-Administrative Agents in producing, reproducing and negotiating the Amendment, will be for the account of the Company whether or not this Amendment is consummated.

         Section 8. Miscellaneous. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.


                                        KAMAN CORPORATION



                                        By: /s/ Robert M. Garneau
                                            ---------------------
                                           Name:  Robert M. Garneau
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                        BANK OF AMERICA, N.A.,
                                        as a Co-Administrative Agent and the
                                        Administrator


                                        By:/s/ David S. Mecham
                                            ---------------------
                                           Name:  David S. Mecham
                                           Title: Vice President

                                        THE BANK OF NOVA SCOTIA,
                                        as a Co-Administrative Agent


                                        By: /s/ Todd S. Meller
                                            ---------------------
                                           Name:  Todd S. Meller
                                           Title: Managing Director

                                        BANK ONE N.A. (Main Office Chicago),
                                        as Documentation Agent



                                        By: ______________________
                                            Name:
                                            Title:

                                        BANK OF AMERICA, N.A.,
                                        as a Bank and as an Issuer


                                        By: /s/ David S. Mecham
                                            ---------------------
                                            Name:  David S. Mecham
                                            Title: Vice President

                                        BANK OF NOVA SCOTIA,
                                        as a Bank and as an Issuer


                                        By: /s/ Todd S. Meller
                                            ---------------------
                                            Name:  Todd S. Meller
                                            Title: Managing Director

                                        WEBSTER BANK, NATIONAL ASSOCIATION


                                        By: /s/ Peter S. Samson
                                            ---------------------
                                            Name:  Peter S. Samson
                                            Title: Vice President

                                       JPMORGAN CHASE BANK


                                        By: /s/ Peter N. Killea
                                            ---------------------
                                            Name:  Peter N. Killea
                                            Title: Vice President

                                       LEBANESE NATIONAL ASSOCIATION


                                        By: /s/ Suzannah Harris
                                            ---------------------
                                            Name:  Suzannah Harris
                                            Title: Vice President

                             CONSENT OF GUARANTORS


         Each of the undersigned hereby acknowledges and consents to Amendment No. 4 to Revolving Credit Agreement, dated as of July 26, 2005, and agrees that each of the Subsidiary Guarantees, dated as of November 13, 2000, executed by such Person in favor of each of the Bank Parties (as defined therein), and all of the other Credit Documents to which such Person is a party remain in full force and effect, and such Person confirms and ratifies all of its obligations thereunder.


                                       KAMAN AEROSPACE GROUP, INC.


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KAMAN INDUSTRIAL TECHNOLOGIES
                                         CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KAMAN MUSIC CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KAMAN AEROSPACE CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer

                                       KAMAN AEROSPACE INTERNATIONAL
                                         CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KAMATICS CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KAMAN X CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KMI EUROPE, INC.


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       K-MAX CORPORATION


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer

                                       KAMAN PLASTICFAB GROUP, INC.


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       PLASTIC FABICATING COMPANY, INC.


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                         Name:  Robert M. Garneau
                                         Title: Vice President and Treasurer



                                       KAMAN DAYRON, INC.


                                       By: /s/ Robert M. Garneau
                                           ---------------------
                                          Name:  Robert M. Garneau
                                          Title: Vice President and Treasurer